UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On March 27, 2017, Allegiant Travel Company (the "Company") entered into an Employment Agreement with M. Ponder Harrison under which Mr. Harrison will serve as Executive Vice President - Chief Marketing Officer of the Company. The Employment Agreement has a three-year term beginning on March 27, 2017. Under the Employment Agreement, Mr. Harrison will not receive any cash base salary and will not automatically participate in the Company’s annual cash bonus plan. Under the Employment Agreement and related equity grant agreement, the sole compensation to Mr. Harrison will be an equity grant of 48,000 shares of restricted stock. The restricted stock will vest in semi-annual installments over a three-year period subject to pro rata acceleration upon death, disability, termination of employment without cause or upon a resignation with good reason.

Section 5    Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

As of March 27, 2017, M. Ponder Harrison will join the Company as its Executive Vice President - Chief Marketing Officer.  Mr. Harrison, age 55, previously served as an executive officer of the Company from 2002 until 2009, during which period he was responsible for marketing and sales, pricing and revenue management, inflight and people services, distribution and e-commerce strategies. Since resigning his full-time position with the Company, Mr. Harrison has continued to consult with the Company to the present time.
From 2001 through 2002, Mr. Harrison was president of Corporate Aircraft Partners, which was a fractional aircraft leasing and charter airline. Prior to his involvement with Corporate Aircraft Partners, Mr. Harrison devoted his time to investment activities. One of his investments was Virtual Premise, Inc., an enterprise software company providing real estate information management solutions, for which he served as chairman of the board and chief executive officer from 1999 until its sale to CoStar Group, Inc. in 2011. In addition, Mr. Harrison was vice president of sales and marketing for ValuJet Airlines from its commencement of business in 1993. After its merger with AirTran, he served as senior vice president of marketing until 1998. Before joining ValuJet, Mr. Harrison worked in various management roles at Delta Air Lines from 1983 through 1992.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2017                                ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer